UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 13, 2020

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 13, 2020, The New Home Company Inc., a Delaware corporation (the “Company”), announced certain preliminary estimated financial results regarding the Company’s results of operations and financial condition as of and for the three months ended September 30, 2020. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

In connection with the announced private offering of $250.0 million aggregate principal amount of senior notes due 2025 (the “2025 Notes”) of the Company, as described in Item 8.01 of this report (the “Offering”), the Company is disclosing certain information, which has not previously been publicly reported, to prospective investors in a preliminary offering memorandum, dated October 13, 2020, related to the issuance of the 2025 Notes (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing certain excerpts from the Preliminary Offering Memorandum as Exhibit 99.2 of this report, which is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 13, 2020, the Company issued a press release announcing that it had commenced the Offering. The Company intends to use the net proceeds from the Offering, together with cash on hand, to fund the redemption of all of the Company’s outstanding 7.25% senior unsecured notes due 2022 (the “2022 Notes”) and pay related fees and expenses. In accordance with Rule 135c of the Securities Act, a copy of this press release is being filed as Exhibit 99.3 to this report and, accordingly, this report is not intended to and does not constitute an offer to sell or a solicitation for an offer to purchase any securities of the Company.

In addition, on October 13, 2020, the Company issued a conditional notice of redemption to the holders of the 2022 Notes, which provides for the redemption by the Company of all of the 2022 Notes outstanding on November 12, 2020 at a redemption price of 101.813% of the principal amount thereof, plus accrued and unpaid interest to such redemption date, subject to the successful completion of the Offering.

The 2025 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 13, 2020, entitled "The New Home Company Reports Selected 2020 Third Quarter Preliminary Results"
99.2	Excerpts from the Preliminary Offering Memorandum, dated October 13, 2020
99.3	Press Release, dated October 13, 2020, entitled "The New Home Company Inc. Announces Proposed Private Offering of Senior Notes due 2025"
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer